UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 20, 2007
(October 31, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01                   Regulation FD Disclosure.

PNM Resources, Inc. and Subsidiaries (“PNMR” or the "Company") is furnishing in this Current Report on Form 8-K select Comparative Operating Statistics for the months of October and November 2007 and 2006 to provide investors with key business indicators. Readers of this Current Report on Form 8-K should refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s annual and quarterly periodic reports on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

Power Plant Performance:

The Company previously reported that a key factor to meeting the stated 2007 ongoing earnings range projection was strong power plant availability during the fourth quarter. The Company’s primary base load power generating stations are the San Juan Generating Station (“SJGS”), the Palo Verde Nuclear Generating Station (“PVNGS”) and the Four Corners Plant (“Four Corners”).

The Company had anticipated 2007 power plant availability at SJGS and PVNGS to be approximately 86% and 80%, respectively.  Power plant availability at Four Corners is not expected to materially impact final earnings results.

Due to certain equipment issues, the Company now expects SJGS and PVNGS power plant availability to be materially below targets for the month of December.

The Company's expectations on power plant availability are forward-looking statements and the actual results may differ, as the final base load power plant availability will be dependent on a number of factors, including the ability to execute timely repairs.  Information on SJGS and PVNGS availability is presented below.

	Oct. 2007	Nov. 2007	Year-to-Date Nov. 30, 2007
San Juan Generating Station
Equivalent Availability Factor (EAF)	65%	58%	82%

Palo Verde Nuclear Generating Station
Equivalent Availability Factor (EAF)	47%	55%	78%

Weather – HDD and CDD:

Warmer weather in 2007, compared with 2006, also will be a key factor in the Company meeting its stated ongoing earnings range. A principal operating utility subsidiary for the Company is Public Service Company of New Mexico (“PNM”), a regulated utility operating in New Mexico. The Company is furnishing select weather statistics for this subsidiary in the information presented below.

Heating Degree Day (“HDD”) values and Cooling Degree Day (“CDD”) values represent the accumulation in degrees that the daily mean temperature was below or above, respectively, 65 degrees Fahrenheit during a period of time, typically corresponding to a calendar month. PNM’s HDD and CDD statistics are based on weather in Albuquerque, New Mexico.

	Oct.-Nov. 2007	Oct.-Nov. 2006	2007-2006 Variance	Oct.-Nov. Normal
PNM
HDD	643	768	(16.3%)	784

CDD	25	26	(3.9%)	17

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 20, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)